Exhibit 99.1

Flagship Global Health Files Notification of Late Filing on Form 12b-25

NEW YORK--(BUSINESS WIRE)--Flagship Global Health, Inc. (OTB: FGHH) today announced that it has filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission relating to its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008. The Company’s Quarterly Report on Form 10-Q was due to be filed with the Securities and Exchange Commission on August 14, 2008. The Company stated in its Notification of Late Filing on Form 12b-25 that it could not complete the preparation of its Quarterly Report on Form 10-Q on a timely basis because the Company does not have sufficient financial resources available to enable it to complete the preparation of such Quarterly Report on Form 10-Q. The Company can provide no assurance as to whether or when it will be in a position to file its Quarterly Report on Form 10-Q. As described in the Form 8-K filed by the Company on July 9, 2008, the Company’s cash position continues to deteriorate and it may have to cease operations and/or seek protection under the federal bankruptcy laws.

About Flagship Global Health

Flagship is an international membership-based organization dedicated to providing the highest level of healthcare quality for its members, whether they are at home or traveling. Flagship is focused on providing priority appointments to renowned and clinically acclaimed physicians, who are typically difficult to access. Rather than simply providing names, Flagship also offers emergent care needs, a personal electronic internet-based medical record repository and air evacuation to its members, all linked by a sophisticated and proprietary information management system.

Safe Harbor Statement under the Private Litigation Reform Act of 1995

Except for historical information contained herein, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve substantial risks and uncertainties. Statements that are not historical facts, including statements that are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects” or similar expressions and statements are forward-looking statements. Flagship’s estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect Flagship’s current perspective on existing trends and information. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the current expectations of Flagship and are subject to a number of risks and uncertainties that are subject to change based on factors that are, in many instances, beyond Flagship’s control. These risks and uncertainties include the risk that Flagship will have insufficient cash to enable it to continue as a going concern. For additional information regarding these and other risks associated with Flagship’s business, readers should refer to Flagship’s reports filed from time to time with the Securities and Exchange Commission. Unless required by law, Flagship undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.